UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     March 1, 2014

     MANAGED FUTURES PREMIER AVENTIS II L.P.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-52602 (Commission File Number)	20-2718952 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                 (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective March 1, 2014, Managed Futures Premier Aventis II L.P. (the “Registrant”) entered into an amendment (the “Amendment to the Management Agreement”) to the management agreement, dated February 1, 2013 (together with the Amendment to the Management Agreement, the “Management Agreement”), by and among the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and Aventis Asset Management LLC, a California limited liability company (“Aventis”), pursuant to which Aventis shall manage the portion of the Registrant’s assets allocated to it.

Pursuant to the Amendment to the Management Agreement, the professional management services fee is 1.25% per year.  In all other respects the Management Agreement remains unchanged and of full force and effect.

The Management Agreement expires on June 30th of each year and may be renewed by the general partner, in its sole discretion, for additional one-year periods upon notice to Aventis not less than 30 days prior to the expiration of the previous period.

The Amendment to the Management Agreement is filed herewith as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
10.1	Amendment to the Management Agreement dated March 1, 2014, by and among the Registrant, the General Partner and Aventis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGED FUTURES PREMIER AVENTIS II L.P.

By: Ceres Managed Futures LLC, General Partner

By	/s/ Alper Daglioglu
Alper Daglioglu
President and Director

Date:  March 6, 2014